UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     January 14, 2002                          0-27237
       -------------------------------------           -------------------------
   Date of Report (Date of earliest event reported)     Commission File Number



                          HAND BRAND DISTRIBUTION, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

              Florida                                   66-0622463
 (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                   Identification Number)




                            900 Broadway, Suite 1002
                            New York, New York 10003
                            ------------------------
              (Address of Principal Executive Offices) (Zip Code)


                                 (212) 228-7556
                                 --------------
              (Registrant's telephone number, including area code)

                                EXPLANATORY NOTE

This Report amends the Current Report on Form 8-K dated January 14, 2002 (filed on March 5, 2002) to amend the description of the acquisition by Hand Brand Distribution, Inc. (the "Company") of GeneThera, Inc. ("GeneThera") and to provide the information required by paragraphs (a) and (b) of Item 7 of such Current Report.

FORWARD LOOKING INFORMATION

In any discussion herein regarding the Company's business, any statement of its future expectations, including without limitation, future revenues and earnings (losses), plans and objectives for future operations, future agreements, future economic performance or expected operational developments and all other statements regarding the future are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that the forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements are based on the Company's strategic plans and involve risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. You should not unduly rely on these statements. Forward-looking statements involve assumptions and describe our plans, strategies, and expectations. You can generally identify a forward-looking statement by words such as "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project". This report contains forward-looking statements that address, among other things,

     o    our financing plans,
     o    regulatory environments in which we operate or plan to operate, and
     o    trends affecting our financial condition or results of operations, the
          impact  of  competition,   the  start-up  of  certain  operations  and
          acquisition opportunities.

Factors, risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements herein include (the "Cautionary Statements"), without limitation:

     o The Company's ability to raise capital and to meet its obligations as they come due,
     o    The  Company's   ability  to  execute  its  business   strategy  in  a
          competitive environment,
     o    The Company's degree of financial leverage,
     o    Risks associated with acquisitions and the integration thereof,
     o    Risks associated with development stage companies,
     o    Regulatory considerations,
     o    The impact of competitive services and pricing,
     o    The  Company's   ability  to  protect   proprietary   information  and
          processes, including without limitation, the assays under development by its subsidiary, GeneThera,
     o    The Company's ability to retain key personnel, and
     o Other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. The Company does not undertake any obligations to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 2.  Acquisition or Disposition of Assets

     On February 25, 2002, the Company acquired approximately 91% of the issued and outstanding shares of common stock of GeneThera, which resulted in GeneThera becoming a subsidiary of the Company. Pursuant to the stock purchase agreements with the former shareholders of GeneThera (the "Former GTI Shareholders"), the Company agreed to issue an aggregate of 8,305,950 shares of its shares of Common Stock to these shareholders. At the time of the closing of the acquisition of GeneThera, the Company did not have sufficient authorized shares of Common Stock to issue such shares. Consequently, under Florida Law, the issuance of such authorized shares would be void. In May 2002, substantially all of the Former GTI Shareholders holding the approximately 91% of shares of GeneThera common stock acquired by the Company agreed to accept shares of the Company's Common Stock promptly following the effectiveness of the approval by the Company's shareholders to increase the number of authorized shares of
     Common Stock (the "May Amendments"). The Company intends to enter into similar agreements with the remaining Former GTI Shareholders, but there can be no assurance that it will be successful in doing so. Pursuant to the May Amendments, the Company agreed with the Former GTI Shareholders that if it does not receive approval by December 31, 2002 to increase its authorized capital, then such Former GTI Shareholders may at any time thereafter elect to forego their rights to receive shares of the Common Stock of the Company and have their shares of GeneThera returned to them. In such an event, the Company's ownership interest in GeneThera would be reduced or eliminated by any Former GTI Shareholders making such election. Such a result would likely have a material adverse effect on the Company. We anticipate that we will acquire approximately an additional 6% of the outstanding GeneThera common stock in the near future in exchange for the issuance of (or undertaking to issue) approximately an additional 556,200 shares (based upon a three for one exchange ratio) of the Company's Common Stock.

     GeneThera is a development stage molecular diagnostic company that has created a technology platform to develop and commercialize genomic assays with applications in the agriculture, veterinary, and medical industries. "Assays" are testing methods that diagnose particular diseases primarily from blood or feces samples. Specifically, the Company intends to develop these assays to diagnose, and assist in the treatment, and management of cancerous and infectious diseases, primarily in animals; and to detect and quantify food-borne pathogens, and to detect and quantify genetically modified organisms in crops and processed food products. There can be no assurance that the Company will be successful in its development efforts.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     The following audited financial statements of GeneThera are filed as Schedule A to this Report.

     Independent Auditor's Report

     Financial Statements:

         Balance Sheets as of December 31, 2001 and 2000

         Statements of Operations for the fiscal years ended December 31, 2001 and December 31, 2000 and the period from October 5, 1998 (the "Date of Inception") to December 31, 2001

         Statements of Changes in Stockholders' Equity (Deficit) for the period from the Date of Inception to December 31, 2001

         Statements of Cash Flows for the fiscal years ended December 31, 2001 and December 31, 2000 and the period from the Date of Inception to December 31, 2001

         Notes to Financial Statements for the fiscal years ended December 31, 2001, 2000 and 1999

     (b) PRO FORMA FINANCIAL INFORMATION

         Attached as Schedule B to this Report are the pro forma condensed combined balance sheets as March 31, 2002 and of December 31, 2001, and the pro forma condensed consolidated statement of income for the three month period ended March 31, 2002 and the year ended December 31, 2001, which give effect to the merger of GeneThera with and into the Company as if it occurred on January 1, 2001. The merger involved an exchange of approximately 91% of the outstanding shares of common stock of GeneThera for shares of the Company's Common Stock. The pro forma information is based on the historical financial statements of the Company and GeneThera.

         The pro forma statements have been prepared by the management of the company based on the financial statements of the Company and GeneThera. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated, or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and notes of the Company and GeneThera.

     (c) EXHIBITS

     10.1 Letter Agreement between the Company and GeneThera dated January 14, 2002 (1)

     10.2 Closing Letter for the acquisition by the Company of GeneThera dated February 25, 2002 (1)

     10.3 Form of Common Stock Purchase Agreement between various original shareholders of GeneThera and the Company agreeing to certain terms until the Company obtains approval to increase the number of authorized shares and issue to them shares of Common Stock (1)

     10.4 Form of Letter Agreement between various original shareholders of GeneThera and the Company (2)

     10.5 Registration Rights Agreement between the Company and Vantage Holdings I LLC dated January 23, 2002 (1)

     ------------------------------------

          (1) Filed as an exhibit to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission, on March 4, 2002.

          (2) Filed as an exhibit to the Company's Current Report on Form 10-KSB, as filed with the Securities and Exchange Commission, on June 4, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2002                        HAND BRAND DISTRIBUTION, INC.


                                            By: /s/ Nicolas Wollner
                                            --------------------------
                                            Nicolas Wollner, President

                                                                      Schedule A







                                 GENETHERA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                   YEARS ENDED
                           DECEMBER 31, 2001 AND 2000

                                 GENETHERA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000



                                TABLE OF CONTENTS


                                                                Page No.
                                                                --------


Independent Auditors' Report                                     A-2

Balance Sheets                                                   A-3

Statements of Operations                                         A-4

Statements of Changes in Stockholders' Equity (Deficit)          A-5

Statements of Cash Flows                                         A-7

Notes to Financial Statements                                    A-9

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
GeneThera, Inc.
Wheatridge, Colorado

We have audited the accompanying balance sheets of GeneThera, Inc. (a development stage company) as of December 31, 2001 and 2000, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended and for the period from October 5, 1998 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GeneThera, Inc. as of December 31, 2001 and 2000, and the results of its operations, and its cash flows for the years ended and for the period from October 5, 1998 (inception) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company's working capital deficiency, losses from operations, and cash used in operations, raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




SEWELL AND COMPANY, PA



Hollywood, Florida
May 24, 2002

                                 GENETHERA, INC
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                                              2001         2000
                                                              ----         ----
                              Assets
Current assets
  Cash                                                     $   1,148    $     947
                                                           ---------    ---------
  Total current assets                                         1,148          947

  Property and equipment, net                                 75,786       97,386

  Other assets
     Other assets                                             30,107       17,513
                                                           ---------    ---------
                                                           $ 107,041    $ 115,846
                                                           =========    =========


          Liabilities and Stockholders' Equity (Deficit)

Current liabilities
  Bank overdraft                                           $     403    $   3,637
  Accounts payable                                            32,215       15,218
  Accrued expenses                                               817      120,000
  Loan payable                                                50,000       10,000
  Notes payable                                               35,279           --
                                                           ---------    ---------
Total current liabilities                                    118,714      148,855


Stockholders' equity (deficit)
  Common stock $1 par value, authorized
     10,000,000 shares; issued and outstanding;
     2,250,400 and 890,400 shares                            981,400      506,400
  Additional paid in capital                                   2,000        2,000
  Deficit accumulation during the development stage         (995,073)    (541,409)
                                                           ---------    ---------
                                                             (11,673)     (33,009)
                                                           ---------    ---------

                                                           $ 107,041    $ 115,846
                                                           =========    =========

                       See notes to financial statements.

                                 GENETHERA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS


                                                                 For the period from
                                                                   October 5, 1998
                                                                    (inception) to
                                           2001            2000    December 31, 2001
                                           ----            ----    -----------------

Income                                  $   125,382    $    58,000    $   183,382
                                        -----------    -----------    -----------
Expenses
  General and administrative expenses       104,705         65,930        209,385
  Lab expenses                               42,259         25,618         67,876
  Insurance                                  10,922          5,299         16,221
  Consulting                                184,946        158,424        459,370
  Salaries                                  195,000        120,000        315,001
  Lease expense                              68,144         45,388        113,532
  Depreciation                               24,000         24,000         48,000
                                        -----------    -----------    -----------

                                            629,976        444,659      1,229,385
                                        -----------    -----------    -----------

Loss from operations                       (504,594)      (386,659)    (1,046,003)

Other income (expenses)
  Other income                               53,343             --         53,343
  Interest expense                           (2,435)            --         (2,435)
  Interest income                                22             --             22
                                        -----------    -----------    -----------

Net loss                                $  (453,664)   $  (386,659)   $  (995,073)
                                        ===========    ===========    ===========

  Loss per common share                 $     (0.23)   $     (0.47)   $     (0.85)


                       See notes to financial statements.

                                 GENETHERA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
          PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2001

                                                                                                    Deficit accumulated
                                                                    Common Stock            Paid in     through the
                                                                Shares         Amount       Capital   Development stage     Total
                                                                ------         ------       -------   -----------------     -----

Issuance of common stock to founders for consulting
  services rendered at an aggregate of $36,000                  420,000     $   36,000     $     --      $     --           36,000

Issuance of common stock in exchange for equipment
  supplies and cash                                             100,000        100,000           --            --          100,000

Issuance of common stock according to a contract for
  computer services and financing                                60,000         60,000           --            --           60,000

Issuance of common stock in exchange for cash                     5,000          5,000           --            --            5,000

Issuance of common stock in exchange for leased
  equipment of which the Company will retain ownership
  at the end of the lease                                        70,400         70,400           --            --           70,400

Net loss 1999                                                      --             --             --        (154,750)      (154,750)
                                                             ----------     ----------     ----------    ----------     ----------

Balance December 31, 1999                                       655,400        271,400           --        (154,750)       116,650

Issuance of common stock in exchange for consulting
  services rendered                                              25,000         25,000           --            --           25,000
                                                             ----------     ----------     ----------    ----------     ----------

                              sub-total                         680,400     $  296,400     $     --      $ (154,750)    $  141,650



                       See notes to financial statements.

                                 GENETHERA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
          PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2001
                                  (Continued)

                                                                                                    Deficit accumulated
                                                                    Common Stock            Paid in     through the
                                                                Shares         Amount       Capital   Development stage     Total
                                                                ------         ------       -------   -----------------     -----

                              sub-total                         680,400     $  296,400     $     --      $ (154,750)    $  141,650

Issuance of common stock in exchange for an agreement
  for management and financing for $80,000                      200,000        200,000           --            --          200,000

Issuance of common stock in exchange for a consulting
  agreement                                                      10,000         10,000          2,000          --           12,000

Net loss 2000                                                                                              (386,659)      (386,659)
                                                             ----------     ----------     ----------    ----------     ----------

Balance December 31, 2000                                       890,400        506,400          2,000      (541,409)       (33,009)

Issuance of common stock to an officer in lieu of salary      1,125,000        240,000           --            --          240,000

Issuance of common stock to an employee in lieu of salary        60,000         60,000           --            --           60,000

Issuance of common stock to an employee in lieu of salary        15,000         15,000           --            --           15,000

Issuance of common stock in exchange for an agreement
  for management and financing for $25,000                       60,000         60,000           --            --           60,000

Issuance of common stock in exchange for consulting
  services                                                      100,000        100,000           --            --          100,000

Net loss 2001                                                      --             --             --        (453,664)      (453,664)
                                                             ----------     ----------     ----------    ----------     ----------

Balance December 31, 2001                                     2,250,400     $  981,400     $    2,000    $ (995,073)    $  (11,673)
                                                             ==========     ==========     ==========    ==========     ==========



                       See notes to financial statements.

                                 GENETHERA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                               For the period from
                                                                                 October 5, 1998
                                                                                 (inception) to
                                                           2001          2000   December 31, 2001
                                                           ----          ----   -----------------
Cash flows from operating activities:
  Net loss                                             ($453,664)   ($386,659)   ($995,073)
                                                       ---------    ---------    ---------

  Adjustments to reconcile net loss to net
   cash provided by operating activities:
     Depreciation                                         24,000       24,000       48,000
     Compensation in exchange for common stock           330,000      277,000      698,000
     (Increase) decrease in other assets                 (12,594)       3,901      (30,107)
     Increase (decrease) in accounts payable
       and accrued liabilities                            28,021       (9,782)      78,290
     Increase (decrease) in accrued interest payable         818           --          818
                                                       ---------    ---------    ---------

     Total adjustments                                   370,245      295,119      795,001
                                                       ---------    ---------    ---------

  Net cash used in operating activities                  (83,419)     (91,540)    (200,072)
                                                       ---------    ---------    ---------

Cash flows from investing activities:
  Cash payments for the purchase of property              (2,400)     (12,400)     (14,800)
                                                       ---------    ---------    ---------

  Net cash used in investing activities                   (2,400)     (12,400)     (14,800)
                                                       ---------    ---------    ---------

Cash flows from financing activities:
  Proceeds from issuance of common stock                  25,000       80,000      155,000
  Bank overdraft                                             403        3,637          403
  Proceeds from loans payable                             65,000       10,000       65,000
  Principal payment on notes payable                      (4,383)          --       (4,383)
                                                       ---------    ---------    ---------

  Net cash provided by financing activities               86,020       93,637      216,020
                                                       ---------    ---------    ---------

Net increase (decrease) in cash and cash equivalents         201      (10,303)       1,148

Cash and cash equivalents, beginning of year                 947       11,250           --
                                                       ---------    ---------    ---------

Cash and cash equivalents, end of year                 $   1,148    $     947    $   1,148
                                                       =========    =========    =========


Supplemental disclosures of cash flow information:
a) Cash paid during the period for:
    Interest expense                                   $   1,616    $      --    $   1,616
                                                       ---------    ---------    ---------

                       See notes to financial statements.

                                 GENETHERA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                  (Continued)

b) Stockholders' equity (deficit) note:

On March 5, 1999, the Company issued 420,000 shares of common stock valued at $36,000 according to an employment agreement, and approved by the board of directors, to a founder for services rendered during 1999. Accordingly, consultant expense of $36,000 was charged to operations.

On March 5, 1999, 100,000 shares of common stock were issued in exchange for used equipment with a fair market value of $34,586, supplies, and other items totaling $25,414, and cash for $40,000 to an unrelated party. Accordingly, lab equipment was recorded at $34,586, supplies at $21,414, and glassware at $4,000, the market value for these items.

On April 1, 1999, according to a contract agreement to provide computer services, the Company issued 60,000 shares of common stock valued at $60,000, in exchange for computer & consulting services in the amount of $55,000, and $5,000 in cash. Accordingly, consultant expense of $55,000 was charged to operations.

On August 3, 1999, according to a contract agreement, the Company issued 70,400 shares of common stock valued at $70,400, in exchange for leased equipment with an estimated fair market value of $70,400, of which the Company will retain ownership at the end of the lease. Accordingly, the Company recorded the equipment at $70,400.

On January 1, 2000, 25,000 shares of common stock valued at $1.00 per share were issued in exchange for services rendered. Accordingly, consultant expense of $25,000 was charged to operations.

On April 10, 2000, according to a contract agreement to provide management services, the Company issued 200,000 shares of common stock valued at $200,000, in exchange for management services in the amount of $120,000, and $80,000 in cash. Accordingly, consultant expense of $120,000 was charged to operations.

On May 15, 2000, according to a contract agreement to provide consulting services, the Company issued 10,000 shares of common stock valued at $12,000. Accordingly, consultant expense of $12,000 was charged to operations.

On February 15, 2001, the Company issued 1,125,000 shares of common stock valued at $240,000 according to an employment agreement, and approved by the board of directors, to an officer in lieu of salary for services rendered during 2000 & 2001. Accordingly, salary expense of $120,000 was charged to operations at December 31, 2001 and $120,000 in 2000.

On February 15, 2001, the board of directors of the Company approved the issuance of 60,000 shares of common stock valued at $60,000 to an officer in lieu of salary for services rendered. Accordingly, salary expense of $60,000 was charged to operations.

On February 15, 2001, the board of directors of the Company approved the issuance of 15,000 shares of common stock valued at $15,000 to an officer in lieu of salary for services rendered. Accordingly, salary expense of $15,000 was charged to operations.

On October 1, 2001, according to a contract agreement to provide management services, the Company issued 60,000 shares of common stock valued at $60,000, in exchange for management services in the amount of $35,000, and $25,000 in cash. Accordingly, consultant expense of $35,000 was charged to operations.

On October 1, 2001, according to a contract agreement to provide consulting services, the Company issued 100,000 shares of common stock valued at $100,000. Accordingly, consultant expense of $100,000 was charged to operations.


                       See notes to financial statements.

                                 GENETHERA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000



NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACOUNTING POLICIES

Business Description
--------------------
GeneThera, Inc. (a development stage company) (the Company), was incorporated in the state of Colorado on October 5, 1998. The Company is a biotechnology company that develops molecular assays for the detection of food contaminating pathogens, veterinary diseases and genetically modified organisms.

The Company is considered to be in the development stage and the accompanying financial statements represent those of a development stage company. Activity during the development stage included organization of the Company, and implementation and revision of the business plan. The Company has also provided research services to unrelated parties.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment
----------------------
Property and equipment are stated at cost. Depreciation is computed using the Straight-line method based on the estimated useful lives of the assets, which is 5 years.

Revenue Recognition
-------------------
Revenues are recognized when services are rendered.

Advertising
-----------
Advertising costs are charged to operations when incurred. There were no advertising expenses for the years ended December 31, 2001 and 2000.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounting Pronouncements
-------------------------
Statement No. 141 Business Combinations (SFAS 141) establishes revised standards for accounting for business combinations. Specifically, the statement eliminates the pooling method, provides new guidance for recognizing intangible assets arising in a business combination, and calls for disclosure of considerably more information about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

                                 GENETHERA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000



NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACOUNTING POLICIES - continued

Accounting Pronouncements - continued
-------------------------------------
Statement No. 142, Goodwill and Other Intangible Assets (SFAS 142) provides new guidance concerning the accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS 141, and the manner in which intangibles and goodwill should be accounting for subsequent to their initial recognition. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the future implementation of SFAS 142 on January 1, 2002 will not have a material effect on the Company's financial position, results of operations or liquidity.

In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. The standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The standard is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 is not expected to have a material impact on the Company's consolidated financial statements.

Statement No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets supercedes Statement No. 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS 121). Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supersedes the provisions of APB 30, Reporting the Results of Operations, pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, Disclosures about Segments of an Enterprise and Related Information. SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the future implementation of SFAS 144 will not have a material effect on the Company's financial position, results of operations or liquidity.

                                 GENETHERA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000



NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACOUNTING POLICIES - continued

Basic Earnings (Loss) per Share
-------------------------------
Basic  earnings  (loss) per share for each year is computed  by dividing  income
(loss) for the year by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per share include the effects of common stock equivalents to the extent they are dilutive.

Basic weighted and dilutive average number of shares outstanding is as follows:

                                                  2001           2000
                                                  ----           ----

         Basic and dilutive weighted average
             number of shares outstanding       1,979,058      831,425


NOTE 2   CONCENTRATION OF CREDIT RISK

There were no cash balances at December 31, 2001 and 2000 that exceed federal insurance limits.


NOTE 3   PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2001 and 2000 consisted of the following:

                                                                 Amortization
                                                                    Period
                                          2001          2000       in Years
                                          ----          ----       --------

     Computer                         $   9,700     $   8,300             5
     Laboratory equipment               114,086       113,086             5
                                      ---------     ---------

                                        123,786       121,386
     Less accumulated depreciation      (48,000)      (24,000)
                                      ---------     ---------

                                      $  75,786     $  97,386
                                      =========     =========


Depreciation expense for the years ended December 31, 2001 and 2000 was $24,000 and $24,000, respectively.

                                 GENETHERA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000



NOTE 4  LOAN PAYABLE

The Company has an outstanding loan payable at December 31, 2001 and 2000 as follows:

                                                        2001         2000
                                                        ----         ----

    Loan payable with no interest, due on demand,
    unsecured                                        $ 50,000     $ 10,000

    Less current portion                              (50,000)     (10,000)
                                                     --------     --------

    Total long-term loan payable                     $      0     $      0
                                                     ========     ========

There was no interest expense for the years ended December 31, 2001 and 2000.


NOTE 5  NOTES PAYABLE

The Company has outstanding notes payable at December 31, 2001 and 2000 as follows:

                                                                       2001         2000
                                                                       ----         ----

   Note payable with an interest rate of 7% per annum, payable in
   5 payments  of $1,500 and a lump sum  balance on  December 1,
   2001, guaranteed jointly by the Company and its President. The
   note is in default as of the date of this report. (See Note 10)   $ 21,938     $      0


   Note payable with an interest  rate of 14% per annum,  payable principal and interest on August 31, 2001, unsecured. The note
   is in default as of the date of this report. (See Note 10)          13,341            0

   Less current portion:                                              (35,279)           0
                                                                     --------     --------

   Total long-term note payable                                      $      0     $      0
                                                                     ========     ========


Total interest expense for the year ended December 31, 2001 was $2,435. There was no interest expense at December 31, 2000.

                                 GENETHERA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000



NOTE 6   LEASES

The company leases office space and vehicles under non-cancelable operating leases, which have initial terms in excess of one year.

At December 31, 2001, future minimum annual lease payments under these operating leases for the next 5 years are as follows:

                        Years Ended              Amount
                        -----------            ----------

                        2002                   $ 80,775
                        2003                     69,523
                        2004                     63,337
                        2005                     63,337
                        2006 and thereafter      63,337
                                               --------
                                               $340,309
                                               ========

Total lease expense for the year ended December 31, 2001 was $68,144, of which $45,150 was for rental of office space. Total lease expense for the year ended December 31, 2000 was $45,388, of which $28,357 was for rental of office space.


NOTE 7  INCOME TAXES

The Company has no current or deferred income tax due to its operating losses.

The Company has a federal net operating loss carryforward at December 31, 2001 and 2000 of $995,055 and $541,409, respectively, subject to annual limitations prescribed by the Internal Revenue Code, which is available to offset future taxable income through 2021. A 100% valuation allowance has been recorded to offset the net deferred taxes due to uncertainty of the Company's ability to generate future taxable income.

Deferred taxes consist of the following:

                                                 2001          2000
                                                 ----          ----

         Current taxes                        $       0     $       0
         Deferred tax assets:
           Net operating loss carryforward      189,000       103,000
         Less:  Valuation allowance            (189,000)     (103,000)
                                              ---------     ---------

         Net deferred tax assets              $       0     $       0
                                              =========     =========

                                 GENETHERA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000



NOTE 7   INCOME TAXES - continued

The Company's tax expense differs from the "expected" tax expense for the years ended December 31, (computed by applying the Federal Corporation tax rate of 15% to loss before taxes), as follows:

                                                   2001         2000
                                                   ----         ----


        Statutory rate applied to loss before
          income taxes                           $ 68,000     $ 58,000
        State income taxes, net of federal
          income tax effect                        18,000       15,300
        Changes in valuation allowance            (86,000)     (73,000)
                                                 --------     --------

                                                 $      0     $      0
                                                 ========     ========


NOTE 8   STOCKHOLDERS' EQUITY (DEFICIT)

The Articles of Incorporation provide for the authorization of 10,000,000 shares of common stock at $1.00 par value.

Common Stock
------------
On March 5, 1999, the Company issued 420,000 shares of common stock valued at $36,000 according to an employment agreement, and approved by the board of directors, to a founder for services rendered during 1999. Accordingly, consultant expense of $36,000 was charged to operations.

On March 5, 1999, 100,000 shares of common stock were issued in exchange for used equipment with an estimated market value of $34,586, supplies, and other items totaling $25,414, and $40,000 in cash to an unrelated party. Accordingly, lab equipment was recorded at an estimated value of $34,586, supplies at $21,414, and glassware at $4,000, the market value for these items.

On April 1, 1999, according to a contract agreement to provide computer services, the Company issued 60,000 shares of common stock valued at $60,000, in exchange for computer & consulting services in the amount of $55,000, and $5,000 in cash. Accordingly, consultant expense of $55,000 was charged to operations.

On April 1, 1999, 5,000 shares of common stock valued at $1.00 per share were issued to an unrelated party for cash.

                                 GENETHERA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000



NOTE 8   STOCKHOLDERS' EQUITY  (DEFICIT) - continued

On August 3, 1999, according to a contract agreement, the Company issued 70,400 shares of common stock valued at $70,400, in exchange for leased equipment with an estimated fair market value of $70,400, of which the Company will retain ownership at the end of the lease. Accordingly, the Company recorded the equipment at $70,400.

On January 1, 2000, 25,000 shares of common stock valued at $1.00 per share were issued in exchange for services rendered. Accordingly, consultant expense of $25,000 was charged to operations.

On April 10, 2000, according to a contract agreement to provide management services, the Company issued 200,000 shares of common stock valued at $200,000, in exchange for management services in the amount of $120,000, and $80,000 in cash. Accordingly, consultant expense of $120,000 was charged to operations.

On May 15, 2000, according to a contract agreement to provide consulting services, the Company issued 10,000 shares of common stock valued at $12,000. Accordingly, consultant expense of $12,000 was charged to operations.

On February 15, 2001, the Company issued 1,125,000 shares of common stock valued at $240,000 according to an employment agreement, and approved by the board of directors, to an officer in lieu of salary for services rendered during 2000 & 2001. Accordingly, salary expense of $120,000 was charged to operations at December 31, 2001 and $120,000 in 2000.

On February 15, 2001, the board of directors of the Company approved the issuance of 60,000 shares of common stock valued at $60,000 to an officer in lieu of salary for services rendered. Accordingly, salary expense of $60,000 was charged to operations.

On February 15, 2001, the board of directors of the Company approved the issuance of 15,000 shares of common stock valued at $15,000 to an officer in lieu of salary for services rendered. Accordingly, salary expense of $15,000 was charged to operations.

On October 1, 2001, according to a contract agreement to provide management services, the Company issued 60,000 shares of common stock valued at $60,000, in exchange for management services in the amount of $35,000, and $25,000 in cash. Accordingly, consultant expense of $35,000 was charged to operations.

On October 1, 2001, according to a contract agreement to provide consulting services, the Company issued 100,000 shares of common stock valued at $100,000. Accordingly, consultant expense of $100,000 was charged to operations.

                                 GENETHERA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000



NOTE 9   EMPLOYMENT AGREEMENTS

On March 5, 1999, the Company entered into a consulting agreement with its president and CEO for the period April 1, 1999 through December 31, 1999 for a total of $36,000. On March 5, 1999, the board of directors authorized the issuance of 420,000 shares of common stock in exchange for the services to be rendered. (See Note 8)

On March 5, 1999, the Company entered into an employment agreement with its president and CEO for the period January 1, 2000 through December 31, 2001 payable at $120,000 annually. On February 15, 2001 the board of directors authorized the issuance of 1,125,000 shares of common stock in lieu of salary.


NOTE 10  GOING CONCERN UNCERTAINTY

These financial statements are presented assuming the Company will continue as a going concern. For the years ended December 31, 2001 and 2000, the Company showed operating losses of $453,664 and $386,659, respectively, and accumulated deficit of $995,073 at December 31, 2001. The accompanying financial statements indicate that current liabilities exceed current assets by $117,566 and $147,908 for the years ended December 31, 2001 and 2000, respectively. In addition, the Company is in default for payments amounting to $35,279 for short-term loans in 2001.

The Company's negative working capital, losses from operations, defaults under the Company's short-term loans, and cash used in operations raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters includes raising working capital to assure the Company's viability.


NOTE 11  SUBSEQUENT EVENTS

On January 23, 2002, ten shareholders of the Company entered into a stock purchase agreement with Hand Brand Distribution, Inc. (a public company). Hand Brand Distribution Inc. acquired approximately 91% of the outstanding stock of GeneThera, Inc. in exchange for common stock of Hand Brand Distribution, Inc. These agreements closed on February 25, 2002. For accounting purposes, Hand Brand Distribution, Inc. expects to account for the acquisition as a capital transaction and as a recapitalization of the Company.

On January 23, 2002, the president and CEO of the Company entered into an employment agreement with Hand Brand Distribution, Inc. and its successors for a five-year period, expiring January 24, 2007, payable $12,000 per month. The compensation committee of the board of directors will determine salary increases at the end of each year. A bonus of $18,000 was paid upon signing of the agreement. If the Company's net income is $2,000,000 or more, a bonus of two times the monthly salary will be paid to the president and CEO. A covenant not to compete during the term of the agreement and for a period of 24 months thereafter is included.

                                                                      Schedule B






                 HAND BRAND DISTRIBUTION AND SUBSIDIARIES, INC.
                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                      MARCH 31, 2002 AND DECEMBER 31, 2001

                 HAND BRAND DISTRIBUTION AND SUBSIDIARIES, INC.
                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                      MARCH 31, 2002 AND DECEMBER 31, 2001




                                TABLE OF CONTENTS



                                                                        Page No.
                                                                        --------


Pro Forma Statement                                                       B-2

Pro Forma Condensed Combined Balance Sheet for March 31, 2002             B-3

Pro Forma Condensed Combined Balance Sheet for December 31, 2001          B-4

ProForma Condensed Combined Statement of Income for the Three Month
  period ended March 31, 2002                                             B-5

Pro Forma Condensed Combined Statement of Income for the
  year ended December 31, 2001                                            B-6

Notes to Condensed Combined Financial Statements                          B-7

                 HAND BRAND DISTRIBUTION, INC. AND SUBSIDIARIES
                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)



The following pro forma condensed combined balance sheet as of March 31, 2002 and as of December 31, 2001, and the pro forma condensed consolidated statement of income for the three months ended March 31, 2002 and the year ended December 31, 2001, give effect to the merger of GeneThera with and into the Company. The merger approved by the Company was for an exchange of approximately 91% of the outstanding shares of common stock of GeneThera for shares of the Company's common stock. The pro forma information is based on the historical financial statements of the Company and GeneThera and has been treated as a capital transaction and as recapitalization of GeneThera based upon the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The pro forma statements have been prepared by the management of the Company based on the financial statements of the Company and GeneThera. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated, or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and notes of the Company and GeneThera.

                  HAND BRAND DISTRIBUTION, INC AND SUBSIDIARIES
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 MARCH 31, 2002

                                                          HISTORICAL                     PRO FORMA           PRO FORMA
                                                Hand Brand           GeneThera          Adjustments          Combined
                                                -----------         -----------         -----------         -----------
                     Assets
                     ------
Current assets
  Cash                                          $    24,286         $       658         $        --         $    24,944
  Accounts receivable, net                            3,634                  --                  --               3,634
  Inventories                                        14,875                  --                  --              14,875
                                                -----------         -----------         -----------         -----------
Total current assets                                 42,795                 658                  --              43,453

Property, plant and equipment, net                   32,160              74,485                  --             106,645

Other assets
  Intangible assets, net                             34,665                  --                  --              34,665
  Intercompany                                       30,000             (30,000)                 --                  --
  Deferred cost                                     300,000                  --                  --             300,000
  Other assets                                        2,610              35,385                  --              37,995
                                                -----------         -----------         -----------         -----------
                                                    367,275               5,385                  --              72,660
                                                -----------         -----------         -----------         -----------

                                                $   442,230         $    80,528         $        --         $   522,758
                                                ===========         ===========         ===========         ===========

                  Liabilities
                  -----------

Current liabilities
  Bank overdraft                                $        --         $     2,882         $        --         $     2,882
  Accounts payable                                  372,279              48,266                  --             420,544
  Accrued liabilities                                60,000              72,968                  --             132,968
  Loans payable                                          --              50,000                  --              50,000
  Notes payable                                          --              35,278                  --              35,278
  Deferred revenues                                   8,866                  --                  --               8,866
                                                -----------         -----------         -----------         -----------
Total current liabilities                           441,144             209,394                  --             650,538

Long term convertible debenture                     189,310                  --                  --             189,310
Minority interest                                        --                  --             254,560 (1)(3)      254,560

Stockholders' deficit
  Common stock                                          697           1,064,662          (1,048,050)   (2)       17,309
  Additional paid-in capital                      1,012,703               2,000             775,650    (2)    1,790,353
  Retained deficit                               (1,201,624)         (1,195,528)             17,840    (3)   (2,379,312)
                                                -----------         -----------         -----------         -----------
                                                   (188,224)           (128,866)           (254,560)           (571,650)
                                                -----------         -----------         -----------         -----------

                                                $   442,230         $    80,528         $        --         $   522,758
                                                ===========         ===========         ===========         ===========


        See notes to Pro forma condensed combined financial statements.

                 HAND BRAND DISTRIBUTION AND SUBSIDIARIES, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 2001

                                                              Historical                   Pro forma           Pro forma
                                                     Hand Brand          GeneThera         Adjustments         Combined
                                                     -----------        -----------        -----------        -----------

                      Assets
                      ------
Current assets
  Cash                                               $       458        $     1,148        $        --        $     1,606
  Accounts receivable, net                                 4,087                 --                 --              4,087
  Inventories                                             20,287                 --                 --             20,287
                                                     -----------        -----------        -----------        -----------
Total current assets                                      24,832              1,148                 --             25,980

Property, plant and equipment, net                        34,733             75,786                 --            110,519

Other assets
  Intangible assets                                       35,577                 --                 --             35,577
  Other assets                                             2,697             30,107                 --             32,804
                                                     -----------        -----------        -----------        -----------
                                                          38,274             30,107                 --             68,381
                                                     -----------        -----------        -----------        -----------

                                                     $    97,839        $   107,041        $        --        $   204,880
                                                     ===========        ===========        ===========        ===========

                   Liabilities
                   -----------

Current liabilities
  Bank overdraft                                     $       938        $       403                 --        $     1,341
  Accounts payable and accrued liabilities               101,980             33,033                 --            135,013
  Loans payable                                               --             50,000                 --             50,000
  Notes payable                                           14,605             35,278                 --             49,883
  Current portion convertible debenture
     - related party                                       5,000                 --                 --              5,000
  Current portion convertible debenture                   35,000                 --                 --             35,000
  Deferred revenues                                       10,172                 --                 --             10,172
                                                     -----------        -----------        -----------        -----------
Total current liabilities                                167,695            118,714                 --            286,409

Long-term convertible debenture
  related party                                           10,300                 --                 --             10,300
Long term convertible debenture                           34,500                 --                 --             34,500
Minority interest                                             --                 --            232,024 (1)(3)     232,024

Stockholders' deficit
  Common stock                                               699            981,400           (969,101)   (2)      12,998
  Additional paid-in capital                           1,000,701              2,000            696,701    (2)   1,699,402
  Retained deficit                                    (1,116,056)          (995,072)            40,376    (3)  (2,070,752)
                                                     -----------        -----------        -----------        -----------
                                                        (114,656)           (11,672)          (232,024)          (358,352)
                                                     -----------        -----------        -----------        -----------

                                                     $    97,839        $   107,041        $        (0)       $   204,881
                                                     ===========        ===========        ===========        ===========


        See notes to Pro forma condensed combined financial statements.

                 HAND BRAND DISTRIBUTION, INC. AND SUBSIDIARIES

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                        THREE MONTHS ENDED MARCH 31, 2002

                                                      HISTORICAL                     PRO FORMA           PRO FORMA
                                             HAND BRAND          GENETHERA          ADJUSTMENTS           COMBINED
                                             ---------           ---------           ---------           ---------
Revenues
  Sales, net                                 $  18,223           $      --           $      --           $  18,223
  Cost of goods sold                            (7,085)                 --                  --              (7,085)
  Research fees                                     --               5,000                  --               5,000
                                             ---------           ---------           ---------           ---------
                                                11,138               5,000                  --              16,138

Expenses
  Lab expenses                                      --               2,814                  --               2,814
  Selling and shipping expenses                  5,031                  --                  --               5,031
  Salaries and wages                             3,000              91,169                  --              94,169
  Professional fees                             50,000                  --                  --              50,000
  Administrative expenses                       18,100              31,252                  --              49,352
  Depreciation expense                           3,485               4,701                  --               8,186
  Consulting                                        --              20,684                  --              20,684
  Rent                                           2,237              54,831                  --              57,067
                                             ---------           ---------           ---------           ---------
                                                81,853             205,450                  --             287,303
Other income and expenses
  Other income/(expenses)                          310                  (5)                 --                 305
  Interest expense                             (15,163)                 --                  --             (15,163)
                                             ---------           ---------           ---------           ---------
                                               (14,854)                 (5)                 --             (14,859)
Minority interest                                   --                  --              17,840  (3)         17,840
                                             ---------           ---------           ---------           ---------

                                             $ (85,568)          $(200,455)          $  17,840           $(268,183)
                                             =========           =========           =========           =========

                 HAND BRAND DISTRIBUTION AND SUBSIDIARIES, INC.
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                DECEMBER 31, 2001

                                                    Historical                      Pro forma            Pro forma
                                          Hand Brand           GeneThera           Adjustments           Combined
                                          ----------           ---------            ---------            ---------
Revenues
  Sales, net                               $ 112,522           $      --           $      --           $ 112,522
  Cost of goods sold                         (65,511)                 --                  --             (65,511)
  Research fees                                   --             125,382                  --             125,382
                                           ---------           ---------           ---------           ---------
                                              47,011             125,382                  --             172,393

Expenses
  Lab expenses                                    --              42,259                  --              42,259
  Selling and shipping expenses               11,774                  --                  --              11,774
  Salaries and wages                          63,417             195,000                  --             258,417
  Professional fees                          182,214                  --                  --             182,214
  Administrative expenses                     43,799             115,627                  --             159,426
  Depreciation expense                        17,753              24,000                  --              41,753
  Consulting                                      --             184,946                  --             184,946
  Rent                                        17,256              68,143                  --              85,399
  Bad debt                                     2,006                  --                  --               2,006
                                           ---------           ---------           ---------           ---------
                                             338,219             629,975                  --             968,194
Other income and expenses
  Other income                                   554              53,342                  --              53,896
  Interest income                                 --                  22                  --                  22
  Other expenses                             (35,577)                 --                  --             (35,577)
  Interest expense                           (15,906)             (2,435)                 --             (18,341)
                                                               ---------           ---------           ---------
                                             (50,929)             50,929                  --                  --
Minority interest                                 --                  --              40,376 (3)          40,376
                                           ---------           ---------           ---------           ---------

                                           $(342,137)          $(453,664)          $  40,376           $(755,425)
                                           =========           =========           =========           =========

                 HAND BRAND DISTRIBUTION, INC. AND SUBSIDIARIES
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)



On January 23, 2002, the Company entered into stock purchase agreements with ten stockholders of GeneThera to acquire approximately 91% of its outstanding stock in exchange for the Company's common stock. These agreements closed on February 25, 2002. For accounting purposes, the acquisition has been treated as a capital transaction and as a recapitalization of GeneThera. For the recapitalization, equity accounts of GeneThera will be restated, based on the ratio of exchange of 3 (three) shares of the Company for 1 (one) share of GeneThera. At March 31, 2002, no shares of common stock of the Company were issued in connection with the acquisition.

         1. Minority interest is presented in the condensed combined balance sheet at an amount equal to the minority ownership percentage. The transaction reflects approximately 9% ownership of GeneThera by minority interest.

         2. Reclassify equity of GeneThera to conform to the presentation of the equity of the Company.

         3. Record minority interest realized loss at December 31, 2001, measured on the basis of the subsidiary as a separate legal entity.